INDEPENDENT AUDITORS' CONSENT



We hereby consent to the inclusion in the Registration Statement on Form SB-2, as amended, of Famous Fixins, Inc., of our report dated July 29, 1999 relating to the financial statements of Famous Fixins, Inc. for the year ended December 31, 1998. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                /s/ Freeman and Davis LLP
                                                FREEMAN AND DAVIS LLP

New York, New York
February 3, 2000